WARRANT CERTIFICATE

                                       OF

                             ENDAN IT SOLUTIONS LTD.


   Effective as of ____________ (the "Effective Date"), dsIT Technologies Ltd. (the "Holder") is entitled to purchase from Endan IT Solutions Ltd. (the "Company"), subject to the terms and conditions hereof, shares of the Company of the Most Senior Class (the "Warrant Shares"), in such number as shall constitute subject to the provisions of this Warrant, 10% of the Company's equity calculated on a fully diluted (post-issuance) basis, for an aggregate consideration (the "Aggregate Exercise Price") of US$ 200,000. For the purpose of this Warrant the "Most Senior Class" shall mean the most senior class of shares issued by the Company prior to the date of exercise of this Warrant, other than any class of senior shares issued in connection with an investment in cash made by any investor on the basis of a pre-money valuation of at least US$2 million.

1.    Term

      This Warrant may be exercised, in whole at any time during a period beginning on the Effective Date and ending upon the expiration of seven years following the Effective Date (the "Warrant Period").

2.    Exercise of Warrant

      2.1.  Exercise for Cash

            This Warrant may be exercised in whole during the Warrant Period, by the surrender of the Warrant at the principal office of the Company, together with a duly exercised Notice of Exercise in the form attached hereto as Exhibit A and the payment to the Company, in cash or by certified, cashier's or other check acceptable to the Company, of an amount equal to the Aggregate Exercise Price for the Warrant Shares being purchased.

      2.2.  Issuance of Shares on Exercise

            The Company agrees that the Warrant Shares so purchased shall be issued against receipt of the Notice of Exercise and payment (as provided in Section 2.1 herein) and that the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full, as adjusted in accordance with the provision of Section 4 below. The Company shall promptly deliver to the Holder a share certificate for the purchased Warrant Shares.

            In the event that the Holder intends to exercise this Warrant in connection with an anticipated M&A transaction or an IPO, the Holder shall be entitled to condition such exercise on the consummation of such event and shall indicate such on the Notice of Exercise form.


3.    Fractional Interest

      No fractional shares will be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares the Company shall round the number of Warrant Shares to the nearest whole number.

4.    Adjustment of Warrant Price and Number of Shares

      The number and type of securities purchasable upon the exercise of this Warrant and the exercise price per Warrant Share (the "Exercise Price") shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:


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      4.1.  Stock Splits, Stock Dividends, Combinations and Reorganizations. In
            the event that the Company shall at any time subdivide the class of Warrant Shares or shall issue a stock dividend on its outstanding class of Warrant Shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased. In the event that the Company shall at any time combine the outstanding shares of the class of Warrant Shares, the number of shares of the class of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased. The above adjustments shall be effective at the close of business on the date of such subdivision, share dividend or combination, as the case may be.

      4.2. Payments of Cash Dividends and Other Amounts to Shareholders. The Aggregate Exercise Price shall be reduced by an amount equal to 10% of any payment, including without limitation dividends, management fees or any other sums paid by the Company to its shareholders or any of their affiliates (the "Related Parties"), other than payments associated with (i) repayment of principal and fair market interest (not to exceed LIBOR + 1.5% per annum) paid to any of the Related Parties on loans granted by them to the Company (or granted by them to the Holder prior to the Effective Date and assigned to the Company as part of the Restructuring (as such term is defined in the SPA); (ii) fair market prices paid to any of the Related Parties for the purchase of materials or services provided by them, or (iii) amounts paid and benefits granted to Mr. Jacob Neuwirth and Mr. George Morgenstern or any company affiliated with them in consideration for their services as CEO and Chairman, respectively, of the Company; provided, however, that payments made to Mr. George Morgenstern or a company affiliated with him, in consideration for his services as Chairman of the Company, shall not exceed US$10,000 per month.

      4.3. Adjustments Resulting from Additional Investments Prior to the Exercise of the Warrant. In the event that a third party shall invest in the Company, prior to the exercise of this Warrant, on the basis of a pre-money valuation of at least US$2 million, then this Warrant shall grant the Holder the right to acquire 10% equity interest in the Company, calculated on the basis of the Company's fully-diluted share capital, excluding the shares issued in connection with such third party investment. If any investment is made in the Company on the basis of a pre-money valuation of less than US$2 million (whether prior to the exercise of the Warrant or thereafter, but prior to the expiration of the Warrant Period), then this Warrant shall grant the Holder the right to acquire 10% equity interest in the Company for an Aggregate Exercise Price equal to 10% of the lowest pre-money valuation of the Company on the basis of which any such investment in the Company is made.

      4.4. Adjustments Resulting from Additional Investments Following the Exercise of the Warrant. In the event that a third party shall invest in the Company, following the exercise of this Warrant and during the Warrant Period, at a price per share lower than the Exercise Price (such price, the "Lower Price"), then additional Warrant Shares shall be issued to the Holder to reflect an Exercise Price equal to such Lower Price, with the Aggregate Exercise Price remaining the same.

      4.5. Conversion or Redemption of Warrant Shares. Should all of the Warrant Shares be, or if outstanding would be, at any time prior to the expiration of this Warrant, redeemed or converted into Ordinary Shares, then this Warrant shall become immediately exercisable for that number of Ordinary Shares equal to the number of Ordinary Shares that would have been received if this Warrant had been exercised in full and the Warrant Shares received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (x) the Aggregate Exercise Price of the maximum number of Warrant Shares for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of Ordinary Shares for which this Warrant is exercisable immediately after such conversion or redemption.

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      4.6.  General Protection. The Company will not, by amendment of its
            Articles of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

      4.7. Adjustment of Exercise Price. Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Exercise Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted.

      4.8. Notice of Adjustments. Whenever the Exercise Price or the number Warrant Shares purchasable hereunder shall be adjusted pursuant to this Section 4, the Company shall provide written notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such documentation to be mailed (by registered mail) to the Holder.

5.    Termination

      All, but not less than all, outstanding Warrants may be terminated at any time by the written consent of the Holder. 6. Information Regarding the Company

      The Company shall deliver to the Holder, upon the request of the Holder, of:

      6.1. Copies of the audited Annual Financial Statements of the Company and unaudited Quarterly Financial Statements of the Company, to the extent Quarterly Financial Statements are prepared by the Company;

      6.2. Copies of all the minutes of any Shareholders' Meeting of the Company;

      6.3. Any resolution regarding, or any other undertaking concerning, the payment of any funds by the Company to any of its shareholders, other than the payments specified in Subparagraphs (i) through (iii) in Section 4.2 above;

      6.4. Summaries of the terms negotiated with third parties regarding any investment in the Company and copies of any such final agreement reached with the investors;

      6.5. Any resolution concerning the issuance of any class of securities of the Company;

      6.6.  A copy of any agreement embodying a Related Party transaction;

      6.7. a copy of any agreement or resolution embodying a recapitalization or reorganization of the Company;

      6.8. Any signed agreement embodying an M&A transaction or any non-confidential filing made in respect of an IPO;

      6.9.  Any amendments to the Company's Articles of Association; and

      6.10. Audit letters delivered by the Company or its legal counsels to the Company's independent auditors.

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7.    Loss, Theft, Destruction or Mutilation of Warrant

      Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of an indemnity, or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver an identical new Warrant in lieu of this Warrant.


8.    Notices

      8.1. All notices or other communications provided for in this Warrant shall be in writing and shall be given in person, by registered mail, by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

                  The Company's address is as follows:

                  Endan IT Solutions Ltd
                  11 Ben Gurion Street
                  Givat Shmuel
                  Fax No.: 03 531 3322
                  The Holder's address is as follows:

                  Taldor Computer Systems (1986) Ltd.
                  13 Hayetzira Street
                  Petach - Tiqva, Israel 49002
                  Attention: Asher Baharav, CEO
                  Fax No.: 03 929 8235


                  or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications delivered in person or by courier service shall be deemed to have been given as of one business day after sending thereof, those given by facsimile transmission with confirmed answer back (provided that such date is a business day in the country of receipt and if not, the next business day) and all notices and other communications sent by registered mail shall be deemed given ten (10) days after posting.

9.    Applicable Law; Jurisdiction

      This Warrant shall be governed by and interpreted in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. The competent courts in Tel Aviv shall have sole and exclusive jurisdiction over any dispute between the parties, as set forth herein.

10.   Miscellaneous

      This Warrant constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and supersedes any prior communications, agreements and/or understandings between the parties hereto with regard to the subject matter hereof. The headings of the sections and subsections of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant. The failure or delay of the Holder at any time or times to require performance of any provisions hereof shall in no manner affect this right at a later time. No waiver by any party hereto of a breach of any term contained in this Warrant, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such breach or a waiver of a breach of any other form. This Warrant and the rights hereunder shall not be transferable to any party, other than to an Affiliate of the Holder. For the purpose of this Warrant, an Affiliate shall mean any Company (i) in which the Holder owns at least 51% of the issued share capital or has the power to appoint at least 50% of the directors; (ii) any Company which owns at least 51% of issued share capital, or has the power to appoint at least 50% of the directors, of the Holder (the "Parent Company"), and
      (iii) or any subsidiary of the said parent company, in which the Parent Company owns at least 51% of the issued share capital or has the power to appoint at least 50% of the directors of such company.


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       ENDAN IT SOLUTIONS LTD.

       By:      _________________
       Title:   _________________


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                                    EXHIBIT A

                               NOTICE OF EXERCISE


To:
Endan IT Solutions Ltd.
-----------------
Attn: __________

1. The undersigned hereby elects to purchase ___________ Warrant Shares of Endan IT Solutions Ltd. pursuant to the terms of the attached Warrant, and
      (a) tenders herewith payment in full of the Exercise Price for such shares; or (b) tenders the Warrant for a net exercise pursuant to Section
      2.2 thereof.

2. Please issue a certificate representing said amount of Warrant Shares in the name of the undersigned.

3. This Notice of Exercise is conditioned upon the consummation of the M&A transaction or the IPO, in connection with which this Notice of Exercise is being given.]



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(Date)                                     (Print Name)


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                                            (Signature)